UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2017

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2017, Anthera Pharmaceuticals, Inc. (“the Company”) received written notification from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholders’ Equity Rule”), the Company’s securities would be delisted from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company plans to timely request a hearing, which request will stay any suspension or delisting action by the Staff at least pending the conclusion of the hearing process and the expiration of any extension that may be granted to the Company by the Panel.

As previously disclosed, on May 15, 2017, the Staff notified the Company that, based upon reported stockholders’ equity of less than $10 million as of March 31, 2017, the Company no longer satisfied the Minimum Stockholders’ Equity Rule. The Company was provided with the opportunity to present its plan to regain compliance with that requirement for the Staff’s review and did so by submissions dated June 30, 2017 and July 18, 2017. By letter dated July 26, 2017, the Staff granted the Company’s request for an extension to evidence compliance with the Minimum Stockholders’ Equity Rule through November 13, 2017, which the Company did not timely satisfy.

Although the Company is taking steps to achieve compliance with the Minimum Stockholders’ Equity Rule, there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Global Market.   In the alternative, the Company may request that the Panel transfer the listing of its common stock to The Nasdaq Capital Market pursuant to an extension provided the Company is able to demonstrate its ability to achieve and sustain compliance with the applicable $2.5 million stockholders’ equity requirement for continued listing on that market. Notwithstanding, there can be no assurances that the Panel will grant the Company a further extension or that the Company will be able to demonstrate compliance with the applicable continued listing requirements.

The Company issued a press release regarding the notice received from the Staff. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration